United States
Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2010
Manhattan Associates, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-23999	58-2373424
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2300 Windy Ridge Parkway, Suite 1000, Atlanta, Georgia
30339
(Address of Principal Executive Offices)
(Zip Code)
(770) 955-7070
(Registrant’s telephone number, including area code)
NONE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On February 2, 2010, Manhattan Associates, Inc. (the “Company”) issued a press release providing the results for its financial performance for the fourth quarter and full year ended December 31, 2009. A copy of this press release is attached as Exhibit 99.1. Pursuant to General Instruction B.2 of Form 8-K, this exhibit is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.
     Non-GAAP Financial Measures in the Press Release
     The press release includes, as additional information regarding our operating results, our adjusted operating income, adjusted net income and adjusted earnings per share, which excludes the impact of acquisition-related costs and the amortization thereof, the recapture of previously recognized transaction tax expense, stock option expense, asset impairment charges, and restructuring charges, all net of income tax effects, and unusual tax adjustments. These various measures are not in accordance with, or an alternative for, financial measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP.
     Adjusted Income and Earnings Per Share
     We believe that these adjusted (non-GAAP) results provide more meaningful information regarding those aspects of our current operating performance that can be effectively managed, and consequently have developed our internal reporting, compensation and planning systems using these measures. Non-GAAP measures used in the press release exclude the impact of acquisition-related costs, transaction tax expense recapture, stock option expense, asset impairment charges, restructuring charges and unusual tax adjustments for the following reasons:
•	Because we sporadically engage in acquisitions, we incur acquisition-related costs that consist primarily of expenses from accounting and legal due diligence, whether or not we ultimately proceed with the transaction. Additionally, we might assume and incur certain unusual costs, such as employee retention benefits, that result from arrangements made prior to the acquisition. These acquisition costs are difficult to predict and do not correlate to the expenses of our core operations. We believe our competitors typically present as a non-GAAP measure adjusted net income and adjusted earnings per share that exclude the amortization of acquisition-related intangible assets, and thus we exclude these amortization costs when calculating adjusted net income and adjusted earnings per share to facilitate more relevant and meaningful comparisons of our operating results with that of our competitors.

•	Because we have recognized the full potential amount of the transaction (sales) tax expense in prior periods, any recovery of that expense resulting from the expiration of the state sales tax statutes or the collection of the taxes from our customers would overstate the current period net income derived from our core operations as the recovery is not a result of anything occurring within our control during the current period.

•	Because stock option expense is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control, the impact of such expense is not subject to effective management by us. We believe excluding the impact of stock option expense in adjusted operating income, adjusted net income and adjusted earnings per share is consistent with similar practice by our competitors and other companies within our industry.
•	We do not believe that the asset impairment charges recorded in the third quarter of 2008 are common costs that result from normal operating activities because, among reasons, the company does not regularly invest in the particular types of assets that were impaired. We do not include the impairments in the assessment of our operating performance.

•	We do not believe that the restructuring charge incurred in 2009 and 2008 related to our reductions in force, or future restructuring charges related to staff reductions, are common costs that result from normal operating activities; rather, we believe these staff rationalizations relate to the extremely depressed economic conditions that have pervaded global markets since 2008. Thus, we have not included these restructuring charges in the assessment of our operating performance.

•	Because we recorded the majority of income tax reserves through retained earnings in conjunction with the adoption of ASC 740, Income Taxes, on January 1, 2007, the release of those reserves during 2009 and 2008 due to the expiration of tax audit statutes for U.S. federal income tax returns filed for 2005 and prior years would overstate the current period net income derived from our core operations, as such release is not a result of anything occurring within our control during the current period. The reserve reversal during 2009 is partially offset by the establishment in tax reserves associated with the treatment of currency gains under the Company’s transfer pricing policy with one of its foreign subsidiaries. The reserve reversal during 2008 is partially offset by tax expense on the repatriation of cash from a foreign subsidiary associated with the settlement of several large intercompany balances in order to reduce the unrealized foreign exchange gain/loss volatility in other income. The majority of the large intercompany balances were associated with a non-operating legal entity in Europe.
     For these reasons, we have developed our internal reporting, compensation and planning systems using non-GAAP measures which adjust for these amounts.
     We believe the reporting of adjusted operating income, adjusted net income and adjusted earnings per share facilitates investors’ understanding of our historical operating trends, because it provides important supplemental measurement information in evaluating the operating results of our business, as distinct from results that include items that are not indicative of ongoing operating results, and thus provide the investors with useful insight into our profitability exclusive of unusual adjustments. While these adjusted items may not be considered as non-recurring in nature in a strictly accounting sense, management regards those items as infrequent and not arising out of the ordinary course of business and finds it useful to utilize a non-GAAP measure in evaluating the performance of our underlying core business.
     We also believe that adjusted operating income, adjusted net income and adjusted earnings per share provide a basis for more relevant comparisons to other companies in the industry, enable investors to evaluate our operating performance in a manner consistent with our internal basis of measurement and also present our investors our operating results on the same basis as that used by our management. Management refers to adjusted operating income, adjusted net income and adjusted earnings per share in making operating decisions because we believe they provide meaningful supplemental information regarding our operational performance and our ability to invest in research and development and fund acquisitions and capital expenditures. In addition, adjusted operating income, adjusted net income and adjusted earnings per share facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results.
     Further, we rely on adjusted operating income, adjusted net income and adjusted net income per share information as primary measures to review and assess the operating performance of our company and our management team in connection with our executive compensation and bonus plans. Since most of our employees are not directly involved with decisions surrounding acquisitions or severance related activities and other items that are not central to our core operations, we do not believe it is appropriate or fair to have their incentive compensation affected by these items.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit
Number	Description

99.1	Press Release, dated February 2, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Manhattan Associates, Inc.
By:	/s/ Dennis B. Story
Dennis B. Story
Senior Vice President and Chief Financial Officer

Dated: February 2, 2010

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated February 2, 2010.